UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 20, 2015

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2015, the Governance and Public Policy Committee ("Governance Committee") of the Federal Home Loan Bank of Pittsburgh ("Bank") Board of Directors ("Board"), as authorized by the Bank’s Board, reviewed the results of the recent Pennsylvania Member Director and non-member Independent Directors election by stockholders of the Bank that concluded on November 13, 2015. The two nominations for the two open Delaware Member Director seats were also considered.

Following its review of the election results the Governance Committee declared the following nominees elected or re-elected (as applicable) to serve 4-year terms on the Board, beginning January 1, 2016 and ending December 31, 2019:

Pennsylvania Member Director

Mr. William C. Marsh, President and Chief Executive Officer of The Farmers National Bank of Emlenton.

Independent Directors

Mr. John K. Darr, retired. Mr. Darr serves as a Trustee, The Advisors’ Inner Circle fund and a director of the West Rehoboth Land Trust.

Ms. Pamela H. Godwin, President, Change Partners, Inc.

There were only two nominees for the two open Delaware Member Director seats. In accordance with the Federal Housing Finance Agency (Finance Agency) Director Election Regulation at 12 C.F.R. 1261.8(c), since the number of nominees for each open member directorship for Delaware equaled the number of directorships to be filled, the nominees were deemed to be elected without further action. The nominees deemed to be re-elected and elected to serve 4-year terms beginning January 1, 2016 and ending December 31, 2019 are:

Delaware Member Directors

Pamela C. Asbury, Vice President Genworth Life Insurance Company.

Gerald P. Plush, Senior Executive Vice President Santander Bank, N.A.

Attached as Exhibit 99.1 is a press release issued by the Bank announcing the results of the election. The election of the Pennsylvania Member Director and the non-member Independent Directors took place in accordance with the terms of the Federal Home Loan Bank Act and Finance Agency Regulations. No in-person meeting of the members was held. The Board has not yet determined on which committees the Pennsylvania Member Director, Independent Directors or Delaware Member Directors will serve beginning in 2016. All directors serving on the Bank's Board for 2016 will receive compensation under the Bank's 2016 Directors’ Compensation Policy. Director compensation is subject to the terms of Finance Agency Regulations and is also subject to Finance Agency review.

The Bank is a cooperative, and most of the Bank’s business is conducted with its members. In the normal course of its business, the Bank extends credit to and transacts other business with members whose officers or directors may serve as Member Directors of the Bank. It is the Bank’s policy to extend credit to and transact other business with members having directors or officers serving on the Bank’s Board on terms and conditions that are no more favorable than the terms of comparable transactions with similarly situated members having no Board representation. In addition, the Bank may have transactions with Independent Directors as well. For further information regarding such transactions, including information regarding related person transactions as defined in 17 C.F.R. 229.404(a), see Item 13 of the Bank’s 2014 Annual Report on Form 10-K filed with the SEC.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 20, 2015, the Governance Committee declared the voting results for the 2015 election of a Pennsylvania Member Director and non-member Independent Directors as well as deemed elected the two nominees for the two open Delaware Member Director seats, as described above in Item 5.02 of this Current Report. Complete voting results are included in the Bank's letter to members dated November 23, 2015, attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

Attached as Exhibit 99.1 and Exhibit 99.2 to this Form 8-K are a copy of the Bank’s press release and letter to members dated November 23, 2015 regarding the results of the director election. The information being furnished pursuant to Item 7.01 on this Current Report on Form 8-K and the information contained in Exhibit 99.1 and Exhibit 99.2 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

99.1 Press Release dated November 23, 2015 issued by the Bank
99.2 November 23, 2015 Letter to Members Regarding 2015 Director Elections

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

November 23, 2015	By:	/s/ Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel & Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated November 23, 2015 issued by the Bank
99.2	November 23, 2015 Letter to Members Regarding 2015 Election of Directors